LIMITED POWER OF ATTORNEY





		KNOW ALL MEN BY THESE PRESENTS, that I,
Nancy B. Sherertz, do hereby make, constitute and appoint the following, each herein authorized to act alone:

		My financial advisor, Shawn P. Willard,
currently at Rubicon Global Asset Management, LLC; or

		Any one of my attorneys at Tonkon Torp LLP -
George C. Spencer, Thomas P. Palmer or Sherrill A.
Corbett; or

		My paralegal at Tonkon Torp LLP, Sandra L.
Dennis,

my true and lawful agent and attorney-in-fact for me and in my name, place and stead, with full power of substitution, (A) to execute and deliver any and all documents, stock certificates and stock powers, selling instructions, brokerage or advisory management agreements, banking and deposit instructions, indemnities and other documentation in my name and on my behalf which I could execute if I were present, with respect to the purchase, sale, transfer and re-registration or other dealings in any or all shares of stock (including all stock options for said shares) that I own of record or beneficially in Barrett
Business Services, Inc. (the "Company"); and (B) to execute and file with the appropriate state and/or federal regulatory agencies, including, without limitation, the United States Securities and Exchange
Commission ("SEC"), any and all filings required or deemed necessary to be made in respect of my ownership of such Company shares, including, without limitation, filings in respect of such share ownership under Sections 10, 13, 14 or 16 of the Securities Exchange
Act of 1934, as amended, including all such filings on my behalf that may be made to the SEC in paper form or through any required EDGAR reporting account to be established on my behalf by any of the above authorized individuals, either through a reporting account at Merrill Corporation or at any other company that provides an EDGAR reporting account service; and,
(C) without in any way limiting the foregoing, generally to do, execute and perform all documentation necessary to complete the purchase or sale of all or any portion of said shares of the Company's stock or exercise of Company stock options and regulatory filings, if any, in respect of all such share/option activity, consistent with any applicable trading policies of the issuer of said shares and options, and consistent with applicable rules of the Securities and Exchange Commission, as fully and effectually as I could do if personally present. Each and every act and thing which my said attorney may do or cause to be done in my name related to the foregoing shall be conclusively deemed to be authorized by this instrument, whether such act or thing is hereinabove expressly enumerated or not. No person appointed to act for me pursuant to this Limited Power of Attorney shall be liable for any loss sustained by me by reason of any action taken by him or her hereunder unless said loss is caused by his or her actual fraud.

		This Limited Power of Attorney shall
continue in effect until revoked in writing by the undersigned and delivered to Shawn P. Willard and each of the above named designated agents at Tonkon Torp
LLP.

		This instrument revokes my Limited Power of Attorney executed July 28, 2005.

		IN WITNESS WHEREOF, I have executed this
Limited Power of Attorney on May 10, 2006.


__Nancy B. Sherertz
Nancy B. Sherertz

State of Maryland                	)
				)  ss.
County of ______________ 	)

		On this ______ day of May, 2006, before me personally appeared
Nancy B. Sherertz to me known to be the person described in and who executed the foregoing instrument and acknowledged that she executed the same as her free act and deed.



	____________________________________
							Notary Public for
Maryland
							My Commission
Expires:_______________
006574\00001\690654 V001


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